UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒ Filed by a Party Other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

CAROLINA FINANCIAL CORPORATION
(Name of Registrant as Specified in Its Charter)
Not Applicable (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Carolina Financial Corporation
288 Meeting Street

Charleston, South Carolina 29401

IMPORTANT NOTICE FROM CAROLINA FINANCIAL CORPORATION

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF

STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 2, 2020

The following Notice of Alternatives to Physical Attendance (the “Notice”) supplements and relates to the Prospectus and Joint Proxy Statement Relating to Merger or Acquisition (the “Proxy Statement”) of Carolina Financial Corporation (the “Company”), dated February 11, 2020, furnished to stockholders of the Company in connection with a proposal to adopt the Agreement and Plan of Merger, dated as of November 17, 2019, by and between United Bankshares, Inc. and the Company and the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on Thursday, April 2, 2020. The Notice is being filed with the Securities and Exchange Commission and is being made mailed to stockholders on March 23, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROSPECTUS AND JOINT PROXY
STATEMENT AND THE ORIGINAL NOTICE.

NOTICE OF ALTERNATIVES TO PHYSICAL ATTENDANCE
AT THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 2, 2020

To the Stockholders of Carolina Financial Corporation:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and out of an abundance of caution to support the health and well-being of our employees and stockholders, notice is hereby given that, in addition to the physical location of the Special Meeting of Stockholders (the “Special Meeting”) of Carolina Financial Corporation (the “Company”), relating to its merger with United Bankshares, Inc., we are providing stockholders an alternative to attending the Special Meeting. As previously announced, the Special Meeting will be held on Thursday, April 2, 2020 at 10:00 a.m. Eastern Time at Charleston Country Club, 1 Country Club Drive, Charleston, SC 29412. In light of public health concerns, the Special Meeting will now include a virtual meeting format, via live webcast. To access the virtual meeting, please go to www.meetingcenter.io/299156389. To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder”. If you join as a “Stockholder” you will be required to have a control number and password. The password for the meeting is CARO2020.

Given today’s public health concerns, we are advising our directors not to attend the Special Meeting in person. Although stockholders will still be able to attend the Special Meeting in person, we advise our stockholders to take into account the current health environment, the risks to your personal health and the health of others, and the advice of health authorities to exercise social distancing.

If you were a stockholder as of the close of business on February 10, 2020 and have your control number, you may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. For a registered stockholder, the control number can be found on the enclosed proxy card.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Special Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Carolina Financial Corporation holdings along with your name and email address to Computershare by forwarding the e-mail from your broker, or attaching an image of your legal proxy and sending, to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and must be received no later than 5:00 p.m., Eastern Time, on March 30, 2020. You will receive a confirmation email from Computershare of your registration.

Whether or not you plan to attend the Special Meeting, we urge you to vote and submit your proxy in advance of the Special Meeting by one of the methods described in the proxy materials for the Special Meeting. For your convenience, we have enclosed a duplicate proxy card.

By Order of the Board of Directors,

Jerold L. Rexroad
President and Chief Executive Officer
March 23, 2020

The Special Meeting on April 2, 2020 at 10:00 a.m. Eastern Time will be accessible at the following link: www.meetingcenter.io/299156389. The Prospectus and Joint Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available on our Investor Relations website at http://www.snl.com/IRW/FinancialDocs/1032808. Additionally, you may access our proxy materials at www.investorvote.com/CARO. If you do not have your control number, you may attend the live webcast as a guest (non-shareholder) but will not have the option to vote your shares or ask questions at the virtual meeting